Exhibit 10.25

                               TERM LOAN AGREEMENT


          THIS TERM LOAN AGREEMENT (this "Agreement") is made, entered into, and effective as of July , 2001 by and between Dynamic Materials Corporation, a Delaware corporation ("Borrower"), and SNPE, Inc., a Delaware corporation ("Lender").

                              W I T N E S S E T H:
                               - - - - - - - - - -

          WHEREAS, Borrower has requested that Lender extend a $4,000,000 term loan to Borrower;

          WHEREAS, Lender has agreed to make such Term Loan available to Borrower, subject to the terms and on the conditions set forth in this Agreement;

          NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any loan or other financial accommodation heretofore, now or hereafter made by Lender to or on behalf of Borrower, the parties hereby, intending to be legally bound, agree as follows:

SECTION 1. DEFINITIONS.

          In addition to the capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the meanings set forth below:

          "Business Day" shall mean a day other than a Saturday, Sunday, or a legal holiday on which banks are authorized or required to be closed in the State of Colorado or the State of New York.

          "Closing Date" shall mean July , 2001.

          "Federal Funds Rate" shall mean for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day.

          "Loan Documents" shall mean this Agreement, the Note, the Stock Pledge Agreement and any other instrument or agreement now or hereafter executed by Borrower in connection with the Term Loan.

          "Note" shall mean the term note in the form of Exhibit A attached hereto as completed, executed and delivered by Borrower to Lender pursuant to the terms of this Agreement.



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          "Term Loan" shall have the meaning provided in Section 2.1 hereof.

          "Termination Date" shall mean the four year anniversary of the Closing Date, as the same may be extended with the consent of Lender.

SECTION 2. TERM LOAN.

          2.1. Term Loan. Lender agrees to make a term loan to Borrower in the aggregate principal amount of $4,000,000 (the "Term Loan") from the date hereof until the Termination Date. The Term Loan shall be evidenced by a single Note made by Borrower payable to Lender in the original principal amount of $4,000,000, in the form of Exhibit A.

          2.2. Use of Proceeds. The proceeds of the Term Loan made hereunder shall be used only for the acquisition by the Borrower of all of the outstanding capital stock of Nobelclad Europe SA.

          2.3. Interest Rates.

          (a) Interest shall accrue on the outstanding Term Loan at a rate equal to the applicable Federal Funds Rate plus 3.0%. Interest shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

          (b) Upon the occurrence of any Event of Default (as defined in Section 6 hereof) and so long as such Event of Default is continuing, the unpaid principal amount of the loan and accrued interest thereon, or any fees or any other sum payable hereunder, shall thereafter until paid in full bear interest at a rate per annum equal to the applicable Federal Funds Rate plus 6.0% (the Penalty Rate); provided, that such rate shall be applied in lieu of and not in addition to the rate specified in 2.3(a) above.

          2.4. Interest Payments. The Borrower shall pay to Lender quarterly interest on the unpaid principal balance of the Term Loan on March 31, June 30, September 30 and December 31 of each year (with the first interest payment being due on September 30, 2001).


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On the Termination Date, all amounts of accrued and unpaid interest shall be immediately due and payable.

          2.5. Principal Payments. Commencing September 30, 2002, and on the last day of each calendar quarter thereafter, the Borrower shall make quarterly principal payments in the amount of $333,333, with the final principal payment being due on June 30, 2005 and amounting to $333,337. Borrower shall have the right to prepay the Term Loan in whole at any time, or in part from time to time, without premium or penalty, but with accrued interest on the principal amount prepaid to the date of such prepayment.


SECTION 3. CONDITIONS TO CLOSING. The obligations of Lender hereunder shall be subject to prior satisfaction of the following conditions:

          3.1. Delivery of Note. Borrower shall have executed and delivered to Lender the Note.

          3.2. Stock Pledge Agreement. Borrower shall have executed and delivered to Lender the Stock Pledge Agreement and shall have delivered all applicable stock certificates, together with all necessary instruments of transfer related thereto executed in blank.

          3.3. Organizational Documents. Borrower shall have delivered to Lender
(i) certificates by an authorized officer of Borrower, upon which Lender may conclusively rely until superseded by similar certificates delivered to Lender, certifying (A) all requisite action taken in connection with the transactions contemplated hereby, and (B) the names, signatures, and authority of Borrower's authorized signers executing the Loan Documents, and (ii) such other documents as Lender may reasonably require to be executed by, or delivered on behalf of Borrower.

SECTION 4. REPRESENTATIONS AND WARRANTIES.

          Borrower represents and warrants to Lender as follows:

          4.1. Organization, Powers, Etc. Borrower is duly organized, validly existing and in good standing under the laws of the State of Delaware. Borrower has the corporate power and authority to own its properties and to carry on its business as presently conducted and to enter into this Agreement and the Note. Borrower is qualified to do business as a foreign corporation and is in good standing in each jurisdiction where failure to so qualify and be in good standing would have a material adverse effect on the financial condition or operations of Borrower.

          4.2. Organizational Authority. The execution, delivery and performance of this Agreement and the other Loan Documents have been duly authorized. This Agreement and the other Loan Documents have been duly executed and delivered.


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          4.3. No Violation. The execution, delivery and performance of this
Agreement, the Note, and the other Loan Documents, and the borrowing of the Term Loan hereunder, will not violate or constitute a material breach under the organizational documents or by-laws of Borrower, nor any material indenture, agreement, or other instrument to which Borrower is a party or by which Borrower or its properties are bound, nor will it violate any laws, rules or regulations applicable to Borrower the violation of which would result in a material adverse effect on the financial condition or operations of Borrower. No consent, permission, authorization, order or license of any governmental authority is necessary in connection with the execution, delivery, performance or enforcement of the Loan Documents.

          4.4. Enforceability of Agreement. This Agreement and the Note are legal, valid and binding agreements of Borrower, enforceable against Borrower in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors' rights generally. The Stock Pledge Agreement is a legal, valid and binding agreement of Borrower, enforceable against Borrower in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors' rights generally.

SECTION 5. COVENANTS.

          Borrower covenants and agrees, until the Term Loan has been terminated and all amounts due hereunder have been paid in full, that:

          5.1. Corporate Existence and Status. Borrower will cause to be done all things necessary to preserve and keep in full force and effect its existence and rights, to conduct its business in a prudent manner, to maintain in full force and effect, and renew from time to time, its franchises, permits, licenses, patents, and trademarks that are necessary to operate its business. The Borrower will comply in all material respects with all valid laws and regulations now in effect or hereafter promulgated by any properly constituted governmental authority having jurisdiction; provided, however, that the Borrower shall not be required to comply with any law or regulation which it is contesting in good faith by appropriate proceedings as long as either the effect of such law or regulation is stayed pending the resolution of such proceedings or


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the effect of not complying with such law or regulation is not to jeopardize any franchise, license, permit patent, or trademark necessary to conduct the Borrower's business.

          5.2. Insurance; Maintenance of Properties. The Borrower will maintain with financially sound and reputable insurers, insurance with coverage and limits as may be required by law or as may be reasonably required by Lender. The Borrower will, upon request from time to time, furnish to Lender a schedule of all insurance carried by it, setting forth in detail the amount and type of such insurance. The Borrower will maintain in good repair, working order, and condition, all properties used or useful in the business of the Borrower.

          5.3. Payment of Taxes. The Borrower will pay all taxes, assessments, and other governmental charges levied upon any of its properties or assets or in respect of its franchises, business, income, or profits before the same become delinquent, except that no such taxes, assessments, or other charges need be paid if contested by the Borrower in good faith and by appropriate proceedings promptly initiated and diligently conducted and if the Borrower has set aside proper amounts, determined in accordance with U.S. GAAP, for the payment of all such taxes, changes, and assessments.

          5.4. Merger or Sale of Assets. Borrower shall not, without the written consent of Lender, which consent shall not be unreasonably withheld, (a) merge, consolidate or enter into a partnership or joint venture with any other person or (b) sell, lease, transfer or otherwise dispose of its assets other than (i) sales of inventory in the ordinary course of business and (ii) sales of obsolete equipment.

          5.5. Inspection. The Borrower will make available for inspection by duly authorized representatives of Lender, or its designated agent, the Borrower's books, records, and properties when reasonably requested to do so, and will furnish Lender such information regarding its business affairs and financial condition within a reasonable time after written request therefor.


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SECTION 6. EVENTS OF DEFAULT.

          The occurrence of any of the following shall constitute an "Event of Default" hereunder:

          (a) Borrower shall fail to pay any principal or interest when due and such failure shall continue for a period of three (3) Business Days;

          (b) Borrower shall fail to observe or perform any covenant contained in this Agreement or any other Loan Document, and such party shall not remedy such failure within thirty (30) days after receipt of notice thereof from Lender;

          (c) Any representation or warranty made by Borrower herein proves untrue in any material respect as of the date of the making or furnishing thereof;

          (d) There shall exist or occur any "Event of Default" (as defined in such applicable agreement) under any loan agreement, guaranty, indenture or similar agreement to which Borrower is a party and for which Lender is the beneficiary; or

          (e) Borrower shall (i) make an assignment for the benefit of its creditors; (ii) admit in writing its inability to pay its debts as they become due; (iii) file a petition under any applicable insolvency, debtor relief, or reorganization statute, including without limitation, the Federal Bankruptcy Code; (iv) be subject to an involuntary petition under any applicable insolvency, debtor relief or reorganization statute, including without limitation, the Federal Bankruptcy Code, which is not dismissed within sixty
(60) days of its filing; (v) appoint or consent to the appointment of any receiver, conservator, liquidating agent or committee in any insolvency, readjustment of debts, marshaling of assets or liabilities, or similar proceedings of or relating to Borrower; or (vi) take any corporate action for the purpose of effecting any of the foregoing.

Upon the occurrence of any Event of Default, Lender may, without further notice or demand, (i) terminate all other obligations of Lender to Borrower hereunder,
(ii) declare all principal, interest and other amounts due hereunder (including, without limitation, the Term Loan) to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are expressly waived, and (iii) exercise any or all of its rights and remedies under this Agreement, the Note and Stock Pledge Agreement, or otherwise available by agreement or under law, all of which remedies shall be cumulative and may be exercised concurrently; provided, however, that if an Event of Default specified in subsection (e) shall occur, the Term Loan and all other obligations of Lender to Borrower hereunder shall automatically terminate and all principal, interest and other amounts due hereunder shall automatically become due and payable, without declaration, demand or notice by Lender.


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SECTION 7. MISCELLANEOUS.

          7.1. Notices. All written notices, requests, or other communications herein provided for must be addressed:

          to the Borrower, as follows:

             Dynamic Materials Corporation
             5405 Spine Road
             Boulder, Colorado 80301
             Attn:  Richard A. Santa, Vice President and Chief Financial Officer
             Facsimile:  (303) 604-3938

          to Lender as follows:

             SNPE, Inc.
             101 College Road East
             Princeton, New Jersey 08540
             Attention:  Bernard Fontana, President
             Facsimile:  (609) 987-2767

or at such other address as either party may designate to the other in writing. Such communication will be effective (i) if by facsimile, when such facsimile is transmitted and the appropriate confirmation of delivery is received, (ii) if given by mail, 96 hours after such communication is deposited in the U.S. mail (certified mail return receipt requested), or (iii) if given by other means, when delivered at the address specified in this Section 7.1.

          7.2. Non-Waiver. No delay or failure on the part of Lender in the exercise of any power or right shall operate as a waiver thereof, or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or future exercise thereof or the exercise of any other power or right. No acceptance of payments past the Termination Date thereof shall constitute a novation or waiver of the terms hereof. No waiver shall be valid against Lender unless made in writing and signed by Lender, and then only to the extent expressly specified therein.

          7.3. Governing Law, Etc. THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW YORK. Time is of the essence hereunder. This Agreement may be executed in any number of counterparts, and all such counterparts taken together shall be deemed


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to constitute an original. This Agreement shall be binding upon, and shall inure to the benefit of, Borrower and Lender and their respective successors and assigns.

          7.4. Survival of Representations and Warranties. All representations and warranties contained herein or made by or furnished on behalf of Borrower in connection herewith shall survive the execution and delivery of this Agreement and all other Loan Documents.

          7.5. Descriptive Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          7.6. Severability. In case any one provision contained in this Agreement, the Note or any other Loan Document shall be invalid, illegal or unenforceable in any respect, the legality, validity, or enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

          7.7. Entire Agreement. This Agreement, the Note, and any other Loan Document integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof

          7.8. JURY TRIAL WAIVER. THE BORROWER AND LENDER EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN LENDER AND THE BORROWER ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.




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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered under seal the day and year first above written.

                                            BORROWER:

                                            Dynamic Materials Corporation


                                            By: ________________________________
                                                Name:
                                                Title:



                                            LENDER:

                                            SNPE, Inc.


                                            By: ________________________________
                                                Name:
                                                Title:



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                                    EXHIBIT A

                                    TERM NOTE


$4,000,000                                                   Denver, Colorado
                                                             July    , 2001

          FOR VALUE RECEIVED, the undersigned, Dynamic Materials Corporation, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of SNPE, Inc., a Delaware corporation (the "Lender"), at its principal office at 101 College Road East, Princeton, New Jersey 08540, or at such other place as the holder hereof may designate in writing to Borrower, on or before the Termination Date (as defined in that certain Term Loan Agreement dated as of even date herewith, between Borrower and Lender, as hereinafter amended, restated, supplemented or modified from time to time, the "Term Loan Agreement"; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Term Loan Agreement), the principal sum of FOUR MILLION AND NO/100 DOLLARS ($4,000,000.00) pursuant to the terms of the Term Loan Agreement, plus all accrued and unpaid interest thereon as set forth in the Term Loan Agreement. Interest shall accrue from the date hereof up to and through the date on which all principal and interest hereunder is paid in full, shall be computed on the basis of actual days elapsed in a year of 360 days, and shall be calculated on the principal balance from time to time outstanding hereunder at such rates of interest per annum as provided for in the Term Loan Agreement. In addition to principal and interest, Borrower agrees to pay all reasonable costs of collection, including without limitation, reasonable attorneys' fees and expenses, if the indebtedness evidenced hereby is collected at law or by or through an attorney-at-law, or in bankruptcy, receivership, or other court proceedings. All amounts payable hereunder shall be paid in immediately available funds in lawful money of the United States of America.

          Borrower may at any time prepay the indebtedness represented by this Term Note (this "Note") in whole or in part without penalty or premium. Payments shall be applied first to accrued and unpaid interest hereunder, and then to outstanding principal amounts.

          This Note is issued pursuant to the Term Loan Agreement to which reference is hereby made for a complete description of the terms and conditions of the indebtedness evidenced by this Note. Lender or any holder hereof is and shall be entitled to the benefits of Stock Pledge Agreement executed and delivered to Lender pursuant to the requirements of the Term Loan Agreement. Upon the occurrence and during the continuation of any Event of Default (as defined in the Term Loan Agreement), the holder of this Note may, without further notice or demand, declare any unpaid balance hereof, including principal and accrued interest, to be immediately due and payable as provided in the Term Loan Agreement, and may exercise any and all remedies referred to in the Term Loan Agreement and the Stock Pledge Agreement, or otherwise existing under applicable law.

          No delay or failure on the part of Lender or on the part of any holder of this Note in the exercise of any right, power or privilege granted under this Note or the Term Loan Agreement, or otherwise available by agreement, at law or in equity, shall impair any such right, power or privilege, or be construed as a waiver of any Event of Default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege. No waiver shall be valid against Lender unless made in writing and signed by Lender, and then only to the extent expressly specified therein.

          TIME IS OF THE ESSENCE HEREUNDER. THIS NOTE SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW YORK.

          PRESENTMENT, DEMAND AND NOTICE OF DISHONOR ARE HEREBY WAIVED.

          IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered under seal on its behalf, all as of the date first above written.


                                                Dynamic Materials Corporation


                                                By:  ___________________________
                                                     Name:
                                                     Title:


                                                     [CORPORATE SEAL]